                                                                  EXH. 23.4

                        GERSTLE, ROSEN & ASSOCIATES, P.A.
                                  [LETTERHEAD]

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of our report of Telecom Wireless Corporation and Subsidiary dated September 22, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                                         /s/ Gerstle, Rosen and Associates, P.A.

                                         Gerstle, Rosen & Associates, P.A.

Boca Raton, Florida
February 24, 2000